Exhibit 10.1



            AMENDED AND RESTATED ASSIGNMENT OF LIFE INSURANCE POLICY
                        CONTRACT AS COLLATERAL SECURITY

                This Amended and Restated Assignment of Life Insurance Policy Contract as Collateral Security ("Assignment") is executed as of the 30th day of March, 2001 and is intended to amend and restate in its entirety and supersede that certain Assignment of Life Insurance or Annuity Policy Contract as Collateral Security entered into by Francis Kenney (hereinafter the "Owner") in favor of Ipswich Savings Bank (hereinafter the "Assignee") on October 18, 2000.

                1. FOR VALUE RECEIVED, the undersigned Owner hereby assigns, transfers and sets over to the Assignee the following specific rights (and only those specific rights) in and to policy number 506053581, issued by Jefferson Pilot Financial Insurance Company (hereinafter the "Insurer") and any supplementary contract or contracts issued in connection therewith (said policy and any such contracts hereinafter the "Policy"), insuring the life of the Owner, subject to all terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Owner, by this Assignment, and the Assignee, by acceptance of the Assignment of the Policy to it hereunder, agree to the terms and conditions contained in the Policy.

                2. This Assignment is made, and the Policy is to be held as collateral security for, all rights of and obligations owed to the Assignee, now existing or hereafter arising under and pursuant to a certain Split Dollar Agreement, by and between the Owner and the Assignee of even date herewith pertaining to the Policy (hereinafter the "Split Dollar Agreement"). The Owner reserves all rights and powers in and to the Policy, except those specific, limited rights in the Policy granted to the Assignee hereby, as security for all rights of and obligations owed to the Assignee under the Split Dollar Agreement.

                3. It is expressly agreed that the Assignee's interest in the Policy under and by virtue of this Assignment shall be limited to the following specific rights, and no others (the "Secured Obligations"):

                        (a) in the case of the death of the Owner, the right to be paid the Net Premium (as such term is defined in the Split Dollar Agreement) due it under Section 5(b) of the Split Dollar Agreement by recovering said amounts directly from the Insurer out of the net death proceeds of the Policy; or

                        (b) the right to be paid the Net Premium (or portion thereof), if any, due it under Section 8 of the Split Dollar Agreement upon termination of the Owner's employment with the Assignee.

Assignee shall not have the right to borrow against the Policy unless otherwise provided in the Split Dollar Agreement. The Owner may borrow against the Policy, so long as such borrowing does not include funds from the Assignee's interest in the Policy.

                4. Notwithstanding this Assignment, the Owner shall specifically retain all incidents of ownership in and to the Policy, including, but not limited, to:

                        (a) in accordance with the terms of the Split Dollar Agreement, the right to cancel or surrender the Policy and to receive, subject to the Assignee's rights under this assignment, the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow;

                        (b) the right to designate and change the Policy beneficiary, with respect to the amount to be paid pursuant to the second sentence of Section 5(b) of the Split Dollar Agreement;

                        (c) the right to elect any optional methods of settlement with regard to the death benefit under the second sentence of Section 5(b) of the Split Dollar Agreement;

                        (d) the right to borrow against the Policy, so long as such borrowing does not include funds from the Assignee's interest in the Policy;

                        (e) the right to designate any reallocation of unit values as permitted by the Policy without approval of the Assignee of such reallocation; and

                        (f) all other rights contained in the Policy to the extent the exercise of such rights does not adversely affect the interest of the Assignee; provided, however, that all of the foregoing rights retained by the Owner in the Policy shall be subject to the terms and conditions of the Split Dollar Agreement.

                5. The Assignee agrees with the Owner as follows:

                        (a) any funds received by Assignee from the Insurer which are attributable to the portion of the death benefit allocated pursuant to the second sentence of Section 5(b) of the Split Dollar Agreement shall be paid by the Assignee to the beneficiaries designated by the Owner; and

                        (b) if the Policy is in the possession of the Assignee, the Assignee will, upon the Owner's request, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Owner hereunder.

                        (c) Upon satisfaction of the Secured Obligations, the Assignee shall have no further rights in or with respect to the Policy or its proceeds.

                6. Notwithstanding anything in this Assignment to the contrary, the Insurer shall be under no obligation to monitor the obligation of the Assignee hereunder to pay to the designated beneficiaries of the Owner any amounts received from the Insurer under the second sentence of Section 5(b) of the Split Dollar Agreement after payment of to the Assignee of its portion of such death benefit under the first sentence of said Section 5(b); and the Insurer shall have no obligation or liability to any person or entity if the Assignee fails to pay such amounts as required hereunder.

                7. The Insurer is hereby authorized to recognize, and is protected in recognizing, the Assignee's claims to amounts due it hereunder without investigating the validity of its claim thereto, the reason for any

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action taken by the Assignee, the validity or accuracy of the amount of any of the liabilities of the Owner to the Assignee under the Split Dollar Agreement, the existence of any default therein, the giving of any notice required therein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. A receipt executed solely by the Assignee for any amounts received by it from the Insurer shall be a full discharge and release of the Insurer from the obligations released thereby.

                8. In furtherance hereof, the Owner appoints the Assignee his attorney-in-fact for the following purposes:

                        (a) to receive the portion of the death benefit assigned to the Assignee upon the death of the Owner under the first sentence of Section 5(b) of the Split Dollar Agreement; and

                        (b) to collect, upon termination of the Owner's employment with the Assignee, the Net Premium (or portion thereof), if any, due it under Section 8 of the Split Dollar Agreement.

This appointment is coupled with an interest in the Assignee and shall be irrevocable so long as the Split Dollar Agreement remains in force.

                9. The Insurer shall not comply with a request made by the Owner for cancellation or surrender of the Policy without the consent of the Assignee.

                10. In the event of any conflict between the provisions of this Assignment and the provisions of the Split Dollar Agreement with respect to the Policy or the Assignee's rights therein, the provisions of the Split Dollar Agreement shall prevail.

                11. The Owner declares that no proceedings in bankruptcy are pending against the Owner and that the Owner's property is not subject to any assignment for the benefit of creditors of the Owner.

               Signed and sealed as of the date first set forth above.



                                                         /s/ Francis Kenney
                                                         ---------------------
                                                         Francis Kenney, Owner
                                                         Date:  March 30, 2001
Accepted and Agreed:

IPSWICH SAVINGS BANK


By:  /s/ David L. Grey, President
     ----------------------------
     David L. Grey, President


Date: March 30, 2001


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                      ACKNOWLEDGMENT OF SIGNATURE OF OWNER


COMMONWEALTH OF MASSACHUSETTS               )
COUNTY OF Essex                             ) ss:


On the 30th day of March, 2001, before me personally came Francis Kenney, to me known to be the individual described in and who executed the assignment above and acknowledged to me that he executed the same.

                         Notary Public_/s/ Mariell Lyons
                    My commission expires: September 20, 2007


                     ACKNOWLEDGMENT OF SIGNATURE OF ASSIGNEE

COMMONWEALTH OF MASSACHUSETTS               )
COUNTY OF Essex                             ) ss:


On the 30th day of March, 2001, before me personally came David L. Grey, who being by me duly sworn, did depose and say that he is the President of Ipswich Savings Bank, which executed the acceptance and agreement of assignment above; and that he signed his name thereto by the authority granted to his office.

                         Notary Public /s/ Mariell Lyons
                    My commission expires: September 20, 2007


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